Exhibit 32(1)

CERTIFICATION BY CHIEF EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. § 1350

In connection with the Quarterly Report of 7-Eleven, Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, James W. Keyes, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, that to my knowledge

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ James W. Keyes
James W. Keyes
President and Chief Executive Officer
7-Eleven, Inc.

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